UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

December 2, 2004

Date of Report (Date of earliest event reported)

CYBERGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24544

Florida	65-0510339
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

350 Southwest 12th Avenue, Deerfield Beach, Florida	33442
(Address of principal executive offices)	(Zip Code)

(954) 375-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Election of Director.

On December 2, 2004, the Board of Directors of CyberGuard Corporation (“Company”) elected Michael J. Jacobs to the Company’s Board of Directors. Mr. Jacobs was also appointed to serve on the Audit Committee of the Company’s Board of Directors, effective December 2, 2004.

Mr. Jacobs currently serves as the Director of Security and Systems Engineering Solutions at SRA, International, an information technology integration company located in Arlington, Virginia. Previously, Mr. Jacobs was the Information Assurance Director at the National Security Agency (NSA), Fort Meade, Maryland from December 1997 to March 2002 where he managed the design, development, production, deployment, and support of information security products and technology for the Federal Government. Mr. Jacobs retired from the Federal Government in March 2002 after 38 years of service with NSA. From 1997 to 2001, he served as the Mayor of College Park, Maryland following a period of 14 years as a member of the City Council.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERGUARD CORPORATION

By:	/s/ PATRICK J. CLAWSON
Patrick J. Clawson
Chief Executive Officer

Date: December 6, 2004